UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2007
NATIONAL QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19031	84-1215959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California	90212

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 860-9939

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of March 3, 2007, the Board of Directors of National Quality Care, Inc. (the “Company”) appointed Leonardo Berezovsky, M.D. as the Chief Financial Officer of the Company.
     Dr. Berezovsky has been a member of the Company’s Board of Directors since 2003, and the Chairman of its Board of Directors since 2005. In addition, Dr. Berezovsky has been the Chairman and CEO of AssistMed, Inc., which utilizes proprietary technology to deliver integrated solutions for online clinical documentation and related business processes within the healthcare industry, since 2004. Prior to that time, Dr. Berezovsky served as a business consultant to a number of companies, including AssistMed, Inc. Dr. Berezovsky continues to serve from time to time as an advisor to emerging growth companies, typically in the healthcare technology sector.
     Dr. Berezovsky has no family relationships with any of our other directors or executive officers, and has no material interest in any of our transactions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.
Dated: March 7, 2007	By:	/s/ Robert M. Snukal
Robert M. Snukal
President and Chief Executive Officer

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